Exhibit 10.1

On April 4, 2006, the Board of Directors of Blyth, Inc. (the “Company”), based on the recommendation of the Compensation Committee, established the salaries for the Company’s named executive officers for the fiscal year ending January 31, 2007 as follows: Robert B. Goergen, Chairman and Chief Executive Officer, $794,395; Frank P. Mineo, Senior Vice President of the Company and President of Direct Selling Group, $512,500; Bruce G. Crain, Senior Vice President of the Company and President of Wholesale Group, $461,250; Robert H. Barghaus, Vice President and Chief Financial Officer, $369,000; and Robert B. Goergen, Jr., Vice President of the Company and President, Catalog & Internet Group and Corporate Development Group, $325,000. In addition, the Committee determined that the Company had not satisfied the performance measures set forth under the Management Performance Incentive Plan in fiscal 2006; however, the Committee determined that a cash bonus would be awarded to Mr. Barghaus for performance related to a corporate reorganization in fiscal 2006. The following sets forth the bonuses paid to the named executive officers for performance in fiscal 2006: Robert B. Goergen, $0; Frank P. Mineo, $0; Bruce G. Crain, $0; Robert H. Barghaus, $45,000; and Robert B. Goergen, Jr., $0.